Exhibit 10.85

WAIVER AND ACKNOWLEDGEMENT AGREEMENT

THIS WAIVER AND ACKNOWLEDGEMENT AGREEMENT (the “Agreement”) is made as of August 3, 2024 (the “Effective Date”), by and between Lind Global Fund II LP, a Delaware limited partnership (the “Holder”), and Blue Star Foods Corp., a Delaware corporation (the “Company,” with the Holder, each individually referred to herein as a “Party” and together as the “Parties”).

WHEREAS, the Parties entered into that certain Securities Purchase Agreement, dated as of May 30, 2023, as amended by that certain first amendment thereto, dated July 27, 2023 (the “2023 Securities Purchase Agreement”), pursuant to which the Company issued to the Holder a senior convertible promissory note in the principal amount of $300,000 (the “Note”); and

WHEREAS, the Company intends to engage in an at-the-market offering in connection with which HC Wainwright & Co, LLC or an affiliate thereof will act as placement agent (the “HCW ATM”);

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Note and the Securities Purchase Agreement.

2. The Parties agree, solely for and in relation to the HCW ATM, to the waiver of Sections 3.4(a)(v) (Adjustments for Issuance of Additional Shares of Common Stock) and 4.1(f) (Prohibited Transactions) of the Note and Section 5.9 (Prohibited Transactions) of the Securities Purchase Agreement. The foregoing waivers shall be subject to the following conditions: (i) the Company may not make any sales of securities under the HCW ATM until 3 Trading Days have elapsed from the date that the terms of this Agreement are publicly announced, (ii) for the period beginning on the date hereof and ending on that the day that is 60 days thereafter, the aggregate amount of gross proceeds receivable under the HCW ATM for the sale of securities by the Company may not exceed $1,000,000, and (iii) for the period beginning on the date that is 61 days following the date hereof and ending on that the day that is 150 days thereafter, the aggregate amount of total gross proceeds receivable under the HCW ATM for the sale of securities by the Company may not exceed an additional $1,000,000. Additionally, on the date that is the earlier of (i) the date that gross the proceeds for the sale of securities by the Company under the HCW ATM equals or is in excess of $500,000.00, or (ii) the date that is 120 days from the date hereof, the Company shall pay to the Holder $100,000.00 and an additional $3,000.00 for the Holder’s legal expenses relating to the preparation of this Agreement.

If the Company sells securities in prior to the date permitted under the foregoing clause (i), in excess of the amounts set forth in the foregoing clauses (ii) and (iii) or if the Company fails to make the payments as required pursuant to the foregoing paragraph, any waiver set forth herein shall be deemed to have not been given.

3.  Each of the Company and Holder acknowledge that the amounts owing under the Note as of the date hereof is equal to $355,500.00 (the “Note Balance”), without the inclusion of any additional amounts owing because of any Events of Default which have occurred under the Note. Notwithstanding the foregoing, if (i) no additional Event of Default occurs following the date of this Agreement, and (ii) the Company pays the amounts owing pursuant to paragraph 2 when due pursuant thereto, the Note will be deemed paid when the Note Balance is either paid in cash and/or converted in accordance with the terms of the Note. If the amounts owing under paragraph 2 are not paid when due pursuant thereto such amounts will be deemed added to the balance of the Note. Each of the Company and Holder further agree that the foregoing acknowledgement is not consideration for the waivers set forth in paragraph 2.

4. Except as specifically stated hereby, the Note and Securities Purchase Agreement, shall remain in full force and effect and all other terms of the Note and the Securities Purchase Agreement shall remain unchanged. Further, except as explicitly provided herein nothing herein shall be deemed to be waiver of any right or remedy of the Holder under any of the Note, the Purchase Agreement or any other Transaction Document which the Holder explicitly reserves.

(Signature Page to Follow)

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Sincerely,

Blue Star Foods Corp.

/s/ John Keeler
Name:	John Keeler
Title:	Chief Executive Officer

Agreed to and accepted by
HOLDER: Lind Global Fund II LP

/s/ Jeff Easton
Name:	Jeff Easton
Title:	Managing Member of Lind Global Partners II LLC, General Partner

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